                                                                   EXHIBIT 3.1.1


                                AMENDMENT TO THE

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           ASI TECHNOLOGY CORPORATION

         Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the Amendment to the Restated Articles of Incorporation set forth on Exhibit A as of this date.

         1. The name of the corporation is ASI TECHNOLOGY CORPORATION.

         2. The initial Articles of Incorporation of this corporation were filed with the Nevada Secretary of State on January 10, 1931 and amended on July 24, 1970, April 27, 1972, August 1, 1973, September 1, 1978, September 21, 1981,
July 31, 1992, October 28, 1997, August 5, 1999 and September 1, 2000, respectively.

         3. The Board of Directors by unanimous written consent dated March 30, 2006, adopted a resolution to amend Section 7(A) of the Restated Articles to read as set forth on Exhibit A hereto.

         4. The Amendment to the Restated Articles of Incorporation attached hereto as Exhibit A has been duly approved by the required vote of the stockholders in accordance with NRS Section 78.390. The total number of outstanding shares of the Corporation is 7,019,664. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of stock.

Dated:  May 1, 2006


                                 /s/ JERRY E. POLIS
                                 ------------------
                                 Jerry E. Polis
                                 President


                                 /s/ ERIC M. POLIS
                                 -----------------
                                 Eric M. Polis
                                 Secretary

                                   EXHIBIT "A"
                                   -----------

                                AMENDMENT TO THE

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           ASI TECHNOLOGY CORPORATION


         Section 7. (A) Classes of Stock is hereby deleted in its entirety and replaced with the following:


"7. (A) Classes of Stock: The Corporation is authorized to issue two classes of stock to be designated, respectively. "Common Stock" and "Preferred Stock". The total number of shares, which the corporation is authorized to issue is thirty one million (31,000,000) shares, each with a par value of $0.02 per share. Thirty million (30,000,000) shares shall be Common Stock and One Million (1,000,000) shares shall be Preferred Stock."